UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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C&F Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

C&F Financial Corporation

Eighth and Main Streets

P.O. Box 391

West Point, Virginia 23181

Dear Fellow Shareholders:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of C&F Financial Corporation, the holding company for Citizens and Farmers Bank. The meeting will be held on Tuesday, April 15, 2003, at 3:30 p.m. at the Holiday Inn, Patriot, 3032 Richmond Road, Williamsburg, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of C&F Financial Corporation.

Sincerely,
/s/ Larry G. Dillon Larry G. Dillon President & Chief Executive Officer

West Point, Virginia

March 14, 2003

C&F FINANCIAL CORPORATION

Eighth and Main Streets

P.O. Box 391

West Point, Virginia 23181

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2003

The 2003 Annual Meeting of Shareholders of C&F Financial Corporation (the “Company”) will be held at the Holiday Inn, Patriot, 3032 Richmond Road, Williamsburg, Virginia, on Tuesday, April 15, 2003, at 3:30 p.m. for the following purposes:

1.	To elect two Class I directors to the Board of Directors of the Company to serve until the 2006 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 14, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Thomas F. Cherry
Thomas F. Cherry
Secretary

March 14, 2003

IMPORTANT NOTICE

Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked.

C&F FINANCIAL CORPORATION

Eighth and Main Streets

P.O. Box 391

West Point, Virginia 23181

PROXY STATEMENT

2003 ANNUAL MEETING OF SHAREHOLDERS

April 15, 2003

GENERAL

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2003 Annual Meeting of the Shareholders (the “Annual Meeting”) of C&F Financial Corporation (the “Company”) to be held Tuesday, April 15, 2003, at 3:30 p.m. at the Holiday Inn, Patriot, 3032 Richmond Road, Williamsburg, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 14, 2003.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to proposal 1 set forth in the accompanying notice and further described herein, the proxy will be voted FOR director nominees named in proposal 1.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on February 14, 2003, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,652,359. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such matter has been approved, and therefore have no effect.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company and Citizens and Farmers Bank (the “Bank”) may make solicitations of proxies by telephone, telegram, special letter, or by special call, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the share ownership as of February 14, 2003, of the shareholders known to the Company to be the beneficial owners of more than 5% of the Company’s common stock, par value $1.00 per share, which is the Company’s only voting security outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
SunTrust Banks, Inc. 303 Peachtree Street, Suite 1500 Atlanta, Georgia 30308	244,828	(2)	6.7%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	Based on Amendment No. 4 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 by SunTrust Banks, Inc. and certain of its subsidiaries. According to this Amendment No. 4, SunTrust Banks, Inc. and these subsidiaries have sole voting power with respect to 244,828 of these shares, sole investment power with respect to 39,680 of these shares and shared investment power with respect to 205,148 of these shares. The 244,828 shares are held by one or more subsidiaries of SunTrust Banks, Inc. in various fiduciary and agency capacities. SunTrust Banks, Inc. and such subsidiaries disclaim any beneficial interest in any of the shares reported.

The following table shows as of February 14, 2003, the beneficial ownership of the Company’s common stock of each director, director nominee, certain executive officers and of all directors, director nominees, and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
J. P. Causey Jr.	39,438(4)	1.1
Barry R. Chernack	2,605(4)	*
Larry G. Dillon	145,582(2)	4.0
James H. Hudson III	7,090(4)	*
Joshua H. Lawson	33,378(4)	*
William E. O’Connell Jr.	7,250(4)	*
Paul C. Robinson	7,692(4)	*
Thomas F. Cherry	5,700(3)	*
All Directors, Nominees and Executive Officers as a group (8 persons)	248,735	6.8

*	Represents less than 1% of the total outstanding shares of the Company’s common stock.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes 15,700 shares for Mr. Dillon as to which he holds presently exercisable options. A description of these options is set forth below in greater detail in “Compensation Committee Report on Executive Compensation.” Also includes 100,293 shares held by a non-family trust, of which Mr. Dillon is a co-trustee, and with respect to which Mr. Dillon shares voting and investment power. Mr. Dillon disclaims beneficial ownership of the shares held in trust.
(3)	Includes 5,500 shares for Mr. Cherry as to which he holds presently exercisable options. A description of these options is set forth below in greater detail in “Compensation Committee Report on Executive Compensation.”
(4)	Includes 5,250 shares for Mr. Causey, Mr. Hudson, Mr. Lawson, Mr. O’Connell, and Mr. Robinson and 1,500 shares for Mr. Chernack that may be acquired upon the exercise of options. A description of the plan under which these options were issued is set forth below in “Directors’ Compensation.”

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II, and III) of directors. The term of office for Class I directors will expire at the Annual Meeting. Two persons named below, both of whom currently serve as a director of the Company, will be nominated to serve as Class I directors. If elected, the Class I nominees will serve until the 2006 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Certain information concerning the nominees for election at the Annual Meeting as Class I directors is set forth below, as well as certain information about the Class II and III directors, who will continue in office until the 2004 and 2005 Annual Meetings of Shareholders, respectively.

Name (Age)	Served Since(1)	Principal Occupation During Past Five Years

Class I Directors (Nominees)	(To Serve Until the 2006 Annual Meeting)

Larry G. Dillon (50)	1989	Chairman, President and Chief Executive Officer of the Company and the Bank

James H. Hudson III (54)	1997	Attorney-at-Law Hudson & Bondurant, P.C.

Class II Directors	(Serving Until the 2004 Annual Meeting)

Joshua H. Lawson (61)	1993	President, Thrift Insurance Corporation

Paul C. Robinson (45)	1994	President, Francisco, Robinson & Associates, Inc.

Class III Directors	(Serving Until the 2005 Annual Meeting)

J. P. Causey Jr. (59)	1984	Executive Vice President, Secretary & General Counsel of Chesapeake Corporation 2001 to present; Senior Vice President prior to 2001

Barry R. Chernack (55)	2000	Retired January 2000 to present; Managing Partner, Pricewaterhouse— Coopers, LLP, Southern Virginia Practice prior to January 2000

William E. O’Connell Jr. (65)	1994	Chessie Professor of Business, The College of William and Mary

(1)	Refers to the year in which the director was first elected to the Board of Directors of the Bank.

The Board of Directors of the Bank consists of the seven members of the Company’s Board listed above, as well as, Audrey D. Holmes, Bryan E. McKernon, Reginald H. Nelson IV, Charles Elis Olsson, and Thomas B. Whitmore Jr.

The Board of Directors is not aware of any family relationship between any director, executive officer or person nominated by the Company to become director; nor is the Board of Directors aware of any involvement in legal proceedings that are material to an evaluation of the ability or integrity of any director, executive officer, or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS NOMINATED TO SERVE AS CLASS I DIRECTORS.

Board Committees and Attendance

During 2002, there were nine meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and Board committees on which he or she served. The Board of Directors of the Company has a Capital Plan Committee and an Audit Committee, and the Board of Directors of the Bank has an Executive Committee and a Compensation Committee. The Board of Directors of the Company acts as the nominating committee for nominees to be voted on for election as directors.

In its capacity as the nominating committee, the Board of Directors will accept for consideration shareholders’ nominations for directors if made in writing. In accordance with the Company’s bylaws, such a shareholder nomination must include the nominee’s written consent to the nomination, sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by shareholder of his or her intention to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice. Nominations must be received by the Company’s Secretary at the Company’s principal office in West Point, Virginia, no later than February 13, 2004 in order to be considered for the next annual election of directors.

Members of the Bank’s Executive Committee are Messrs. Causey, Dillon, Hudson, and O’Connell. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee did not meet in 2002.

Members of the Bank’s Compensation Committee are Messrs. Causey, Chernack, Hudson, and Whitmore. The Compensation Committee recommends the level of compensation of each officer of the Bank, the granting of stock options and other employee remuneration plans to the Board of Directors. The Compensation Committee met five times during 2002. See “Compensation Committee Report on Executive Compensation” on page 9.

Members of the Company’s Audit Committee are Messrs. Causey, Chernack, Lawson, O’Connell, and Robinson. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Company’s independent public accountants. The Audit Committee met six times during 2002. See “Report of the Audit Committee” on page 11.

Directors’ Compensation

Each of the directors of the Company is also a director of the Bank. Mr. Causey, as Chairman of the Bank’s Compensation Committee, and Mr. Chernack, as Chairman of the Company’s Audit Committee, each receive an annual retainer of $6,600. The remaining non-employee members of the Board of Directors of the Bank each receive an annual retainer of $5,000. The retainers are payable in quarterly installments. In addition, all non-employee members of the Board of Directors of the Bank receive a base meeting fee of $500 per day for Company or Bank meeting attendance and a fee of $100 for secondary meeting attendance for the Company Board, Bank Board, or any committees thereof held on the same day as a meeting for which the base meeting fee is paid.

In addition to cash compensation, non-employee members of the Board of Directors of the Bank participate in the Non-Employee Directors Stock Compensation Plan. Under this plan, directors are granted the option to purchase the Company’s common stock at a price equal to the fair market value of the stock at the date of grant. Options become exercisable twelve months after the date of grant and expire ten years from the date of grant. On May 1, 2002, all non-employee members of the Board of Directors of the Bank were granted 1,500 options with an exercise price of $22.32 per share.

Interest of Management in Certain Transactions

As of December 31, 2002, the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors, and their associates amounted to $1,276,572, or 2.27% of total year-end capital. The maximum aggregate amount of such indebtedness outstanding during 2002 was $1,394,927, or 2.48% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, and their associates.

Executive Compensation

Summary of Cash and Certain Other Compensations. The following table shows the cash compensation paid to Mr. Dillon, Chairman, President and Chief Executive Officer of the Company, and Thomas F. Cherry, Senior Vice President, Chief Financial Officer and Secretary of the Company, during 2002, 2001, and 2000. During 2002, no other executive officer of the Company received compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options(3)	All Other Compensation(4)
Larry G. Dillon	2002	$180,000	$65,000	—	4,500	$27,877
Chairman/President/	2001	172,500	60,000	—	3,500	28,518
Chief Executive Officer	2000	167,500	50,000	—	3,500	27,533
Thomas F. Cherry	2002	120,000	45,000	—	3,500	25,067
Senior Vice President/Chief Financial Officer/ Secretary	2001 2000	104,000 100,000	25,000 20,000	— —	2,500 2,500	22,725 21,773

(1)	All bonuses were paid in accordance with the management incentive bonus policy adopted by the Bank effective January 1, 1987.
(2)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported for Mr. Dillon and Mr. Cherry, respectively, in each of the three years reported.
(3)	Year 2002 options were granted at an exercise price of $22.75 per share; year 2001 options were granted at an exercise price of $19.05 per share; year 2000 options were granted at an exercise price of $15.75 per share.
(4)	$8,000, $8,500, and $7,680 were contributed for Mr. Dillon and $5,817, $6,125, and $5,773 were contributed for Mr. Cherry under the Bank’s Profit-Sharing Plan for 2002, 2001, and 2000, respectively. $6,218, $6,218, and $6,218 were contributed for Mr. Dillon under the Bank’s Split-Dollar Insurance Program for 2002, 2001, and 2000, respectively. $8,707, $8,500, and $8,000 were contributed for Mr. Dillon and $7,250, $6,200, and $6,000 were contributed for Mr. Cherry under the Bank’s 401(k) Plan for 2002, 2001, and 2000, respectively. $4,952, $5,300 and $5,635 were contributed for Mr. Dillon and $12,000, $10,400 and $10,000 were contributed for Mr. Cherry under the Company’s Executive’s Deferred Compensation Plan for 2002, 2001, and 2000, respectively.

Stock Options and SAR. The following table shows all grants of options to Messrs. Dillon and Cherry in 2002:

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Larry G. Dillon	4,500	6.72%	$22.75	11/18/12	$64,383	$163,159
Thomas F. Cherry	3,500	5.23%	22.75	11/18/12	50,076	126,902

(1)	Vesting is as follows: 100% on November 19, 2007.

Option/SAR Exercises and Holdings. The following table shows stock options exercised by Messrs. Dillon and Cherry in 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 ($) Exercisable/ Unexercisable
Larry G. Dillon	2,000	$27,810	15,700/ 15,000	$192,368/ 86,075
Thomas F. Cherry	—	—	5,500/ 11,000	55,888/ 62,025

Change in Control Agreements

The Company has entered into “change in control agreements” with Mr. Dillon and Mr. Cherry. The agreement for Mr. Dillon provides certain payments and benefits in the event of a termination of his employment by the Company without “cause,” or by Mr. Dillon for “good reason,” during the period beginning on the occurrence of a “change in control” (as defined in the agreement) of the Company and ending sixty-one days after the second anniversary of the change in control date. In such event, Mr. Dillon would be entitled (i) to receive in 12 consecutive quarterly installments, or in a lump sum, two and one-half times the sum of his highest annual base salary during the 24 month period preceding the change in control date and his highest annual bonus for the three fiscal years preceding the change in control date; (ii) for a period of three years following termination, to receive continuing health insurance, life insurance, split-dollar insurance, and similar benefits under the Company’s welfare benefit plans and to have the three year period credited as service towards completion of any service requirement for retiree coverage under the Company’s welfare benefit plans; and (iii) if Mr. Dillon requests within one year after his termination, to have the Company acquire his residence for its appraised fair market value.

The agreement for Mr. Cherry provides certain payments and benefits in the event of a termination of his employment by the Company without “cause,” or by Mr. Cherry for “good reason,” during the period beginning on the occurrence of a “change in control” (as defined in the agreement) of the Company and ending sixty-one days after the first anniversary of the change in control date. In such event, Mr. Cherry would be entitled (i) to receive in eight consecutive quarterly installments, or in a lump sum, two times the sum of his highest annual base salary during the 24 month period preceding the change in control date and his highest annual bonus for the three fiscal years preceding the change in control date; and (ii) for a period of one year following termination, to receive continuing health insurance, life insurance, and similar benefits under the Company’s welfare benefit plans and to have the one year period credited as service towards completion of any service requirement for retiree coverage under the Company’s welfare benefit plans.

During the term of the agreements following a change in control, Mr. Dillon or Mr. Cherry may voluntarily terminate his employment and become entitled to these payments and benefits under certain circumstances. These circumstances include, but are not limited to, a material adverse change in his position, authority, or responsibilities, or a reduction in his rate of annual base salary, benefits (including incentives, bonuses, stock compensation, and retirement and welfare plan coverage), or other perquisites as in effect immediately prior to the change in control date.

Payments and benefits provided under the agreements will be reduced, if and to the extent necessary, so that Mr. Dillon and Mr. Cherry will not be subject to a federal excise tax on, and the Company will not be denied an income tax deduction on account of having made, excess parachute payments.

Employee Benefit Plans

The Bank has a Non-Contributory Defined Benefit Retirement Plan (the “Retirement Plan”) covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, and the normal retirement date is the plan anniversary date nearest the employee’s 65th birthday. The Retirement Plan does not cover directors who are not active employees. The amount expensed for the Retirement Plan during the year ended December 31, 2002, was $229,167.

The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.

Consecutive Five-Year Average Salary	Years of Credited Service
	15	20	25	30	35
$ 25,000	$ 4,688	$ 6,250	$ 7,813	$ 8,750	$ 9,688
40,000	7,545	10,060	12,575	14,090	15,605
55,000	12,045	16,060	20,075	22,715	25,355
75,000	18,045	24,060	30,075	34,215	38,355
100,000	25,545	34,060	42,575	48,590	54,605
125,000	33,045	44,060	55,075	62,965	70,855
150,000	40,545	54,060	67,575	77,340	87,105
200,000	55,545	74,060	92,575	106,090	119,605

Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $39,600 for a person age 65 in 2002. Compensation is limited to $200,000 in 2002 by the Internal Revenue Code. The estimated annual benefit payable under the Retirement Plan upon retirement is $108,919 and $70,055 for Messrs. Dillon and Cherry, respectively, each credited with 40 years. Benefits are estimated on the basis that they will continue to receive, until age 65, covered salary in the same amount paid in 2002.

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”), which is composed of non-employee Directors of the Company and the Bank listed below, recommends to the Board of Directors of the Bank (the “Bank Board”) the annual salary levels and any bonuses to be paid to the Bank’s executive officers. The Committee also makes recommendations to the Bank Board regarding the issuance of stock options and other compensation related matters.

Currently, the individuals serving as the Chief Executive Officer and the Chief Financial Officer of the Company also serve in the same capacities, respectively, for the Bank. These officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company.

The primary objective of the Bank’s executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner that will promote its growth and profitability and advance the interest of the Company’s shareholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual’s and the organization’s performance in achieving the organization’s goals and objectives, both financial and non-financial, and in helping to build value for the Company’s shareholders. Based on its evaluation of these factors, the Committee believes that the executive officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation plans the Committee has implemented and administered have contributed to achieving this management focus.

The principal elements of the Bank’s executive compensation program include base annual salary, split-dollar insurance participation, short-term incentive compensation awards under the Bank’s management incentive bonus policy (detailed below), long-term incentives through the grants of stock options under the Incentive Plan (detailed below), and employer contributions under the amended Executive’s Deferred Compensation Plan (detailed below).

Individual performance awards are made annually to selected members of management under a management incentive bonus policy. Awards are recommended by the Committee and approved by the Bank Board. In determining the management awards, the Committee and the Bank Board consider the Company’s total performance, including its growth rate, returns on average assets and equity, and absolute level of income. In addition, the Committee and the Bank Board consider the individual performance of the members of management who may receive awards. The expense for these awards is accrued in the year of the specified performance.

The Company adopted the 1994 Incentive Stock Plan (the “Incentive Plan”) effective May 1, 1994. The Incentive Plan was amended by the Company on February 15, 2000. The Incentive Plan makes available up to 500,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock. The purpose of the Incentive Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long term financial success of the Company and with growth in shareholder value. The Incentive Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

In considering compensation for the Chief Executive Officer and the Chief Financial Officer, the Committee relies on compensation surveys and an evaluation of the officers’ levels of responsibility and performance. In 2001, the Committee used the following compensation surveys to assist in developing its recommendation on compensation for 2002: the SNL Executive Compensation Review; the Sheshunoff Bank Executive and Director Compensation Survey; and the Virginia Bankers Association’s Salary Survey of Virginia Banks. The Committee believes that these are relevant and appropriate indicators of compensation paid by the Bank’s competitors. The Committee received an evaluation by the Chief Executive Officer of the performance of the Chief Financial Officer during 2001. The Committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Company and the Bank, achievements in implementing the Bank’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the Committee. No particular weight was given to any one aspect of the performance of the Chief Executive Officer, but his performance in 2001 was evaluated as outstanding, with the Company and the Bank achieving earnings in excess of its peer group and significant progress being made on the Bank’s long-term strategy.

Based on the salary surveys and the performance evaluations, the Committee generally sets base annual salaries for the Chief Executive Officer and the Chief Financial Officer in the median range of salaries contained in the various surveys for comparable positions.

The Committee also reviews each executive officer’s performance and responsibility to assess the payment of short-term incentive compensation. The Committee uses the compensation surveys and considers the performance of the Bank relative to its peer group, taking into consideration profit growth, asset growth, return on equity, and return on assets. No particular weight is given to each of these elements. The cash bonuses were awarded based upon the role of such officers in the growth and profitability of the Bank in 2002.

Each year, the Committee also considers the desirability of granting long-term incentive awards under the Company’s Incentive Plan. The Committee believes that grants of options focus the Bank’s executive officers, as well as other members of senior management, on building profitability and shareholder value. The Committee notes in particular its view that stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value. In fixing the grant of stock options to the Chief Financial Officer, the Committee reviewed with the Chief Executive Officer the recommended award, taking into account the Chief Financial Officer’s scope of responsibility and contributions. The award to the Chief Executive Officer was determined separately and was based, among other things, on the review of competitive compensation data from selected peer companies and information on his total compensation, as well as, the Committee’s perception of his past and expected future contributions to the Company’s achievement of its long-term goals.

Each year, the Committee also considers additional retirement funding for executive officers under the Company’s non-qualified defined contribution plan known as the Executive’s Deferred Compensation Plan. These employer contributions are in the form of additional retirement contributions to make up for arbitrary limitations on covered compensation imposed by the Internal Revenue Code with respect to the Bank’s Profit Sharing/401(k) Plans and to enhance retirement benefits by providing supplemental contributions from time to time on such basis as the Committee and the Board determine.

Compensation Committee

J. P. Causey Jr. – Chairman

Barry R. Chernack

James H. Hudson III

Thomas B. Whitmore Jr.

Compensation Committee Interlocks and Insider Participation

During 2002 and up to the present time, there were transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management and the Company’s Board, none of the transactions involved more than the normal risk of collectibility or present other unfavorable features.

None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its affiliates. No director may serve as a member of the Committee if he is eligible to participate in the Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in the Incentive Plan.

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company (the “Board”), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board and include recommending to the Board which firm to engage as the Company’s independent accountants and the appointment of internal auditors for the Company, as well as the terms of such engagements. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2002, the Audit Committee:

•	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2002 with management and Yount, Hyde & Barbour, P.C. (“YHB”), the Company’s independent accountants;

•	Discussed with management, YHB and the Company’s internal auditors the adequacy of the system of internal controls;

•	Discussed with YHB the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from YHB regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with YHB its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. Also, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and YHB, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee

Barry R. Chernack, Chairman

J. P. Causey Jr.

Joshua H. Lawson

William E. O’Connell Jr.

Paul C. Robinson

Principal Accounting Fees

Audit Fees. During 2002, the Company paid its principal accounting firm, Yount, Hyde & Barbour, P.C., $72,300 in audit fees including reviews of the Company’s Form 10-Qs and Form 10-K.

Financial Information System Design and Implementation Fees. The Company paid no fees to Yount, Hyde & Barbour, P.C. for services regarding financial information system design and implementation.

All Other Fees. The Company paid Yount, Hyde & Barbour, P.C. an additional $64,700 for other services. These primarily consist of fees for tax return preparation, employee benefit financial statement audits required by the Employee Retirement Income Security Act of 1974, compliance attestation reports required by regulatory agencies, and due diligence for the acquisition of Moore Loans, Inc. The Audit Committee has reviewed such services and does not believe they impair the independence of Yount, Hyde & Barbour, P. C.

Performance Graph

The following graph compares the yearly cumulative total shareholder return on the Company’s common stock with (1) the yearly cumulative total shareholder return on stocks included in the NASDAQ stock index and (2) the yearly cumulative total shareholder return on stocks included in the Independent Bank Index prepared by The Carson Medlin Company. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of twenty-two independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia.

There can be no assurance that the Company’s stock performance in the future will continue with the same or similar trends depicted in the graph below.

C&F FINANCIAL CORPORATION
Five Year Performance Index
300
250
200
150
100
50
0
INDEX
1997
1998
1999
2000
2001
2002
YEAR
C&F FINANCIAL CORPORATION
INDEPENDENT BANK INDEX
NASDAQ INDEX

	1997	1998	1999	2000	2001	2002
C&F FINANCIAL CORPORATION	100	147	138	121	173	219
INDEPENDENT BANK INDEX	100	113	105	97	113	141
NASDAQ INDEX	100	141	252	157	125	86

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of common stock. The Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 2002.

Independent Public Accountants

The Board of Directors has appointed Yount, Hyde & Barbour, P.C. as independent public accountants for the current fiscal year ending December 31, 2003. A representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than Proposal One referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2004 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office in West Point, Virginia, on or before November 15, 2003. In addition, if a shareholder intends to present a proposal for action at the 2004 Annual Meeting, the shareholder must provide the Company with notice thereof on or before January 29, 2004, by delivering such notice to the Company’s Secretary.

By Order of the Board of Directors,

/s/ Thomas F. Cherry
Thomas F. Cherry
Secretary

West Point, Virginia

March 14, 2003

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2002, will be furnished without charge to shareholders upon written request directed to the Company’s Secretary as set forth on the first page of this Proxy Statement.

ANNUAL MEETING OF SHAREHOLDERS OF

C&F FINANCIAL CORPORATION

April 15, 2003

COMPANY NUMBER

Please date, sign and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

¯    Please detach and mail in the envelope provided.    ¯

☐ 20200000000000000010 5	041503

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect two Class I directors to serve until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.				2.	The transaction of any other business as may properly come before the Annual Meeting or any adjournment thereof. Management presently knows of no other business to be presented at the Annual Meeting.
NOMINEES:
☐	FOR ALL NOMINEES	° °	Larry G. Dillon James H. Hudson III

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Meeting Attendance

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐	I plan to attend the annual meeting on Tuesday, April 15th, 2003 at the location printed on the back.
Please check here if you plan to attend the meeting. ☐

Signature of Shareholder                                                    Date:                           Signature of Shareholder                                                            Date:

Note: ☐

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

☐

C&F FINANCIAL CORPORATION

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Larry G. Dillon and James H. Hudson III, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned as of February 14, 2003, at the annual meeting of shareholders to be held Tuesday, April 15, 2003 at 3:30 p.m. at the Holiday Inn, Patriot, 3032 Richmond Road, Williamsburg, Virginia, or any adjournments thereof, on each of the following matters. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1 and on other matters at the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)